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EXHIBIT 4.1

XPONENTIAL, INC.

ISSUER

TO

THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A.

TRUSTEE

INDENTURE

Dated as of                        , 2004

8% LIMITED RECOURSE SECURED
CONVERTIBLE SUBORDINATED NOTES
DUE DECEMBER 31, 2014

        Reconciliation between Trust Indenture Act of 1939 and Indenture dated as of                    , 2004

Section of Trust Indenture Act of 1939		Section(s) of Indenture
Section 310	(a)(1)	7.8
	(a)(2)	7.8
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	7.13
	(b)	7.9
Section 311	(a)	7.14
	(b)	7.14
	(c)	Not Applicable
Section 312	(a)	15.2(1)
	(b)	15.2(2)
	(c)	15.2(3)
Section 313	(a)	15.4(1)
	(b)	15.4(1)
	(c)	15.4(1)
	(d)	15.4(2)
Section 314	(a)	15.5
	(b)	4.10
	(c)(1)	1.2
	(c)(2)	1.2
	(c)(3)	4.10
	(d)	4.10
	(e)	1.2
Section 315	(a)	7.1(1)
	(b)	7.2
	(c)	7.1(2)
	(d)	7.1(3)
	(d)(1)	7.1(3)(i)
	(d)(2)	7.1(3)(ii)
	(d)(3)	7.1(3)(iii)
	(e)	6.16
Section 316	(a)(1)(A)	6.14
	(a)(1)(B)	6.15
	(a)(2)	Not Applicable
	(a)(last sentence)	1.1
	(b)	6.10(6)
Section 317	(a)(1)	6.3
	(a)(2)	6.6
	(b)	5.2
Section 318	1.13

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

        INDENTURE, dated as of                        , 2004, between XPONENTIAL,  INC., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 2175 Old Concord Road SE, Suite 200, Smyrna, Georgia 30080 (the "Company"), and THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A., a national banking association, as Trustee hereunder (the "Trustee").

RECITALS OF THE COMPANY

        The Company has duly authorized the creation of an issue of its 8% Limited Recourse Secured Convertible Subordinated Notes due December 31, 2014 (the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

        All things necessary to make the Securities, when the Securities are executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done. Further, all things necessary to duly authorize the issuance of the Common Stock of the Company issuable upon the conversion of the Securities, and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion, have been done.

        NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE I
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

SECTION 1.1.    Definitions.

        For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

        (1)   the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular;

        (2)   all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

        (3)   the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

        "Act," when used with respect to any Holder of a Security, has the meaning specified in Section 1.4.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Authenticating Agent" means any Person authorized pursuant to Section 7.12 to act on behalf of the Trustee to authenticate Securities.

        "Bankruptcy Code" means Title 11, United States Code, as may be amended from time to time, or any similar federal or state law for the relief of debtors.

        "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

        "Board Resolution" means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

        "Business Day," when used with respect to any Place of Payment, Place of Conversion or any other place, as the case may be, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such Place of Payment, Place of Conversion or other place, as the case may be, are authorized or obligated by law or executive order to close; provided, however, that a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close shall not be a Business Day for purposes of Section 14.9.

        "Capital Stock of PawnMart" means any and all shares (both common and preferred shares, including the Common Stock of PawnMart), interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of PawnMart, and any debt securities convertible into or exchangeable for such equity.

        "Closing Price Per Share" means, with respect to the Common Stock, for any day, (i) the last reported sale price regular way per share on a Stock Exchange or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way; or (ii) if the Common Stock is not listed on a Stock Exchange, the average of the closing bid prices in the over-the-counter market as furnished by any Stock Exchange member firm selected from time to time by the Company for that purpose; or (iii) if the Common Stock is not publicly traded, the determination of the Closing Price Per Share shall be made by the Board of Directors in its discretion exercised in good faith. In this respect, the Board of Directors may rely on such financial data, valuations, experts, and other sources, in its discretion, as it deems advisable under the circumstances.

        "Code" has the meaning specified in Section 2.l.

        "Collateral" has the meaning specified in Section 4.1.

        "Commission" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

        "Common Stock" means the common stock, par value $0.01 per share, of the Company authorized at the date of this instrument as originally executed.

        "Common Stock of PawnMart" means the common stock, $0.01 par value, of PawnMart.

        "common stock" includes any stock of any class of capital stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

        "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

        "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its President, an Executive Vice President or a Vice President, and by its Chief Financial Officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

        "Conversion Agent" means any Person authorized by the Company to convert Securities in accordance with Article XIII. The Company has initially appointed the Trustee as its Conversion Agent pursuant to Section 11.2 hereof.

        "Conversion Rate" has the meaning specified in Section 13.1.

        "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered (which at the date of this Indenture is located at 600 North Pearl Street, Suite 420, Dallas, Texas 75201.

        "Credit Agreement" means that certain Revolving Credit Agreement dated as of May 19, 2003, as amended, between the Company and Comerica Bank for a $4,500,000 revolving credit facility, as the same may be amended or restated from time to time.

        "Defaulted Interest" has the meaning specified in Section 3.6.

        "Depositary" means, with respect to any Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Securities (or any successor securities clearing agency so registered).

        "Dollar" or "U.S. $" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

        "Event of Default" has the meaning specified in Section 6.1.

        "Exchange Act" means the United States Securities Exchange Act of 1934 (or any successor statute), as amended from time to time.

        "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

        "Holder" means the Person in whose name the Security is registered in the Security Register.

        "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

        "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

        "Issue Date" means the date of issuance of a particular Security.

        "Lien" means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

        "Maturity," when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, or call for redemption.

        "Net Worth" at a particular date means all amounts which would be included under shareholders' equity on a balance sheet of an entity in accordance with GAAP as at such date.

        "Notice of Default" has the meaning specified in Section 6.1.

        "Offering Document" has the meaning specified in Section 7.4.

        "Obligations" means (a) the full and punctual payment of principal of, and interest, if any, on the Securities when due, whether at Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities; (b) the full and punctual performance of all the obligations of the Company under this Indenture and the Securities; (c) all costs and expenses, including, without limitation, all reasonable attorneys' fees and legal expenses, actually incurred by the Trustee to preserve and maintain the Collateral, collect the obligations herein described, and enforce the provisions of this Indenture and the Securities; (d) all amounts owed under any extension, renewal, or modification of any of the foregoing; and (e) any of the foregoing that arises after the filing of a petition by or against the Company under the Bankruptcy Code, even if the indebtedness due does not accrue because of the automatic stay under Bankruptcy Code § 362 or otherwise.

        "Officer" means the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President, an Executive Vice President or Vice President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company.

        "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President, an Executive Vice President or a Vice President and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

        "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company and who shall be acceptable to the Trustee.

        "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (i)    Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii)   Securities for the payment or redemption of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities, provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii)  Securities which have been paid pursuant to Section 3.5 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

          (iv)  Securities converted into Common Stock pursuant to Article XIII;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee has been notified in writing to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor, and the Trustee shall be protected in relying upon an Officers' Certificate to such effect.

        "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company and, except as otherwise specifically set forth herein, such term shall include the Company if it shall act as its own Paying Agent. The Company has initially appointed the Trustee as its Paying Agent pursuant to Section 11.2 hereof.

        "PawnMart" means PawnMart, Inc., a Nevada corporation, a wholly-owned Subsidiary of the Company.

        "Person" means any individual, corporation, company, association, joint-stock company, business trust, limited liability company, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

        "Place of Conversion" has the meaning specified in Section 3.1.

        "Place of Payment" has the meaning specified in Section 3.1.

        "Pledged Shares" has the meaning specified in Section 4.1.

        "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.5 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

        "Record Date" means any Regular Record Date or Special Record Date.

        "Record Date Period" means the period from the close of business of any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date.

        "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

        "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

        "Regular Record Date" for interest payable in respect of any Security on any Interest Payment Date means the fifteenth day of the month (whether or not a Business Day), next preceding the month in which such Interest Payment Date occurs.

        "Representative" means the (a) indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

        "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject.

        "Restricted Payments" has the meaning specified in Section 11.9.

        "Sale of PawnMart" means the occurrence of any one of the following events: (i) the sale or other transfer of fifty percent or more of the Pledged Shares; (ii) the sale of all or substantially all of the assets of PawnMart; (iii) the merger, consolidation or other reorganization of PawnMart with and into another entity, whether or not PawnMart is the surviving entity, in which the Pledged Shares are converted into shares of the successor entity or a holding company thereof (representing fifty percent or less of the voting power of all capital stock thereof immediately after the merger or consolidation); or (iv) the approval of a plan of complete liquidation of PawnMart.

        "Securities" has the meaning ascribed to it in the first paragraph under the caption "Recitals of the Company."

        "Securities Act" means the United States Securities Act of 1933 (or any successor statute), as amended from time to time.

        "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.4.

        "Senior Indebtedness" means the principal of and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on, and all fees and other amounts payable in connection with, the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred or assumed: (a) indebtedness of the Company to banks, commercial finance lenders, insurance companies or other financial institutions engaged in the business of lending money, which is for money borrowed from the Company, and (b) any such indebtedness issued in exchange for or to refinance such indebtedness.

        "Significant Subsidiary" means, with respect to any Person, a Subsidiary of such Person that would constitute a "significant subsidiary" as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act.

        "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 3.6.

        "Stated Maturity," when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

        "Stock Exchange" means any national or regional stock exchange or quotation service such as the NASDAQ National Quotation System or similar quotation service maintained by the National Quotation Bureau or successor thereto.

        "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock or other similar interests in the corporation which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

        "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, in each case, maturing within 360 days of the date of acquisition thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company (including the Trustee and Affiliates of the Trustee) which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States having capital, surplus and undivided profits aggregating in excess of $250,000,000 and whose debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined for purposes of Rule 436 under the Securities Act) or any money-market fund sponsored by any registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of the acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's Investors Service, Inc, or "A-2" (or higher) according to Standard and Poor's Corporation and (v) securities with maturities of six months or less from the date of acquisition backed by standby or direct pay letters of credit issued by any bank satisfying the requirements of clause (ii) above.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, and the rules and regulations thereunder, as in force at the date as of which this instrument was executed, provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, and the rules and regulations thereunder, as so amended.

        "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

        "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

        "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

SECTION 1.2.    Compliance Certificates and Opinions.

        Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including certificates provided for in Section 11.8) shall include:

          (1)   a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3)   a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4)   a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.3.    Form of Documents Delivered to the Trustee.

        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or any other Person stating that the information with respect to such factual matters is in the possession of the Company or such other Person, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.4.    Acts of Holders of Securities.

        (1)   Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Securities may be embodied in and evidenced by (A) one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing by such Holders or (B) the record of Holders of Securities voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities duly called and held in accordance with the provisions of Article X. Such action shall become effective when such instrument or instruments or record is or are delivered to the Trustee and, where it is hereby expressly required, to the Company. The Trustee shall promptly deliver to the Company copies of all such instruments and records delivered to the Trustee. Such instrument or instruments and record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders of Securities signing such instrument or instruments and so voting at such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 1.4. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 10.6.

        (2)   The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

        (3)   The principal amount and serial number of any Security held by any Person, and the date of his holding the same, shall be proved by the Security Register.

        (4)   The fact and date of execution of any such instrument or writing and the authority of the Person executing the same may also be proved in any other manner which the Trustee deems sufficient;

and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section 1.4.

        (5)   The Company may set any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted by this Indenture to be given or taken by Holders. Promptly and in any case not later than ten (10) days after setting a record date, the Company shall notify the Trustee and the Holders of such record date. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the thirtieth (30th) day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 15.1) prior to such first solicitation or vote, as the case may be. With regard to any record date, the Holders on such date (or their duly appointed agents or proxies), and only such Persons, shall be entitled to give or take, or vote on, the relevant action, whether or not such Holders remain Holders after such record date. Notwithstanding the foregoing, the Company shall not set a record date for, and the provisions of this paragraph shall not apply with respect to, any notice, declaration or direction referred to in the next paragraph.

        Upon receipt by the Trustee from any Holder of (i) any notice of default or breach referred to in Section 6.1(3), if such default or breach has occurred and is continuing and the Trustee shall not have given such a notice to the Company, (ii) any declaration of acceleration referred to in Section 6.2, if an Event of Default has occurred and is continuing and the Trustee shall not have given such a declaration to the Company, or (iii) any direction referred to in Section 6.9, if the Trustee shall not have taken the action specified in such direction, then, with respect to clauses (ii) and (iii), a record date shall automatically and without any action by the Company or the Trustee be set for determining the Holders entitled to join in such declaration or direction, which record date shall be the close of business on the tenth (10th) day (or, if such day is not a Business Day, the first Business Day thereafter) following the day on which the Trustee receives such declaration or direction, and, with respect to clause (i), the Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in such notice of default. Promptly after such receipt by the Trustee of any such declaration or direction referred to in clause (ii) or (iii), and promptly after setting any record date with respect to clause (i), and as soon as practicable thereafter, the Trustee shall notify the Company and the Holders of any such record date so fixed. The Holders on such record date (or their duly appointed agents or proxies), and only such Persons, shall be entitled to join in such notice, declaration or direction, whether or not such Holders remain Holders after such record date; provided that, unless such notice, declaration or direction shall have become effective by virtue of Holders of the requisite principal amount of Securities on such record date (or their duly appointed agents or proxies) having joined therein on or prior to the ninetieth (90th) day after such record date, such notice, declaration or direction shall automatically and without any action by any Person be canceled and of no further effect. Nothing in this paragraph shall be construed to prevent a Holder (or a duly appointed agent or proxy thereof) from giving, before or after the expiration of such 90-day period, a notice, declaration or direction contrary to or different from, or, after the expiration of such period, identical to, the notice, declaration or direction to which such record date relates, in which event a new record date in respect thereof shall be set pursuant to this paragraph. In addition, nothing in this paragraph shall be construed to render ineffective any notice, declaration or direction of the type referred to in this paragraph given at any time to the Trustee and the Company by Holders (or their duly appointed agents or proxies) of the requisite principal amount of Securities on the date such notice, declaration or direction is so given.

        (6)   Except as provided in Sections 6.14 and 6.15, any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

        (7)   The provisions of this Section 1.4 are subject to the provisions of Section 10.5.

SECTION 1.5.    Notices, etc. to Trustee and Company.

        Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of Holders of Securities or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

        (1)   the Trustee by any Holder of Securities or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with a Responsible Officer of the Trustee and received at its Corporate Trust Office.

        (2)   the Company by the Trustee or by any Holder of Securities shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing, mailed, first-class postage prepaid, or telecopied and confirmed by mail, first-class postage prepaid, or delivered by hand or overnight courier, addressed to the Company at 2175 Old Concord Road SE, Suite 200, Smyrna, Georgia 30080, Attention: Robert W. Schleizer, or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 1.6.    Notice to Holders of Securities; Waiver.

        Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given to Holders if in writing and mailed, first-class postage prepaid, to each Holder of a Security affected by such event, at the address of such Holder as it appears in the Security Register, not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice.

        Neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Securities as shall be made with the approval of the Trustee, which approval shall not be unreasonably withheld, shall constitute a sufficient notification to such Holders for every purpose hereunder.

        Such notice shall be deemed to have been given when such notice is mailed.

        Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.7.    Effect of Headings and Table of Contents.

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.8.    Successors and Assigns.

        All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 1.9.    Separability Clause.

        In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.10.    Benefits of Indenture.

        Except as provided in the next sentence, nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder and the Holders of Securities, any benefit or legal or equitable right, remedy or claim under this Indenture. The provisions of Article XIV are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

SECTION 1.11.    Governing Law.

        THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, THE UNITED STATES OF AMERICA.

SECTION 1.12.    Legal Holidays.

        In any case where any Interest Payment Date, Redemption Date, or Stated Maturity of any Security or the last day on which a Holder of a Security has a right to convert his Security shall not be a Business Day at a Place of Payment or Place of Conversion, as the case may be, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal of, or interest on, or the payment of the Redemption Price with respect to, or delivery for conversion of, such Security need not be made at such Place of Payment or Place of Conversion, as the case may be, on or by such day, but may be made on or by the next succeeding Business Day at such Place of Payment or Place of Conversion, as the case may be, with the same force and effect as if made on the Interest

Payment Date, Redemption Date, or at the Stated Maturity or by such last day for conversion; provided, however, that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or last day for conversion, as the case may be.

SECTION 1.13.    Conflict with Trust Indenture Act.

        If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. Until such time as this Indenture shall be qualified under the Trust Indenture Act, this Indenture, the Company and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Indenture were so qualified on the date hereof.

ARTICLE II
SECURITY FORMS

SECTION 2.1.    Form Generally.

        The Securities shall be in substantially the form set forth in this Article II, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, the Internal Revenue Code of 1986, as amended, and regulations thereunder (the "Code"), or as may, consistent herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. All Securities shall be in fully registered form.

        The Trustee's certificates of authentication shall be in substantially the form set forth in Section 2.3.

        Conversion notices shall be in substantially the form set forth in Section 2.4.

        The Securities shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any automated quotation system or securities exchange (including on steel engraved borders if so required by any securities exchange upon which the Securities may be listed) on which the Securities may be quoted or listed, as the case may be, all as determined by the officers executing such Securities, as evidenced by their execution thereof.

SECTION 2.2.    Form of Security.

[FORM OF FACE]

XPONENTIAL, INC.

8% LIMITED RECOURSE SECURED
CONVERTIBLE SUBORDINATED NOTE
DUE DECEMBER 31, 2014

No.	$	CUSIP NO.

        XPONENTIAL, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company," which term includes any successor Person under the Indenture referred to

on the reverse hereof), for value received, hereby promises to pay to                        , or registered assigns, the principal sum of            United States Dollars (U.S. $            ) (which, taken together with the principal amounts of all other Outstanding Securities, shall not exceed U.S. $20,000,000 in the aggregate at any time) on December 31, 2014 and to pay interest thereon, from                        (the "Issue Date") or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, monthly in arrears on the first day of each month (each, an "Interest Payment Date"), commencing the second full month following the Issue Date, at the 8% per annum, until the principal hereof is due, and at the rate of 10% per annum on any overdue principal and, to the extent permitted by law, on any overdue interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day of the month (whether or not a Business Day) next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Securities not less than ten (10) days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Securities may be quoted or listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Security at the option of the Holder at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Payment of interest on this Security may be made by United States Dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Holders will be entitled to receive interest payments by wire transfer in immediately available funds to accounts in the United States of America if written wire transfer instructions acceptable to the Trustee have been received by the Trustee not less than fifteen (15) days prior to the applicable Interest Payment Date. Such written instructions shall remain in effect until the Trustee receives written instructions to the contrary.

        The principal of, and accrued interest on, the Securities and all other amounts payable by the Company under the Indenture and the Securities and the performance by the Company of its covenants and agreements under the Securities and the Indenture, are secured by a pledge of all of the Pledged Shares as provided in the Indenture.

        Except for interest that accrues on the Securities from their respective Issue Dates to December 31, 2008, any acts of fraud or misrepresentation by the Company in connection with the issuance of the Securities, and any violations of the covenants and agreements of the Company set forth in Sections 11.9, 11.10 and 11.11 of Article XI of the Indenture, the Company shall not have any corporate liability for payment of the principal of, or interest that accrues on, the Securities, or for any other sums due under the Securities or the Indenture as a result of an Event of Default thereunder, the Trustee's and the Holders' recourse being limited to the enforcement of their rights and remedies regarding the Collateral set forth in the Securities and the Indenture.

        Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this Security to be duly executed under its corporate seal this            day of            , 200    .

XPONENTIAL, INC.
[Corporate Seal]	By:	Name: Title:
Attest:
Name: Title:

[FORM OF REVERSE]

        This Security is one of a duly authorized issue of securities of the Company designated as its "8% Limited Recourse Secured Convertible Subordinated Notes due December 31, 2014" (the "Securities"), limited in aggregate principal amount to U.S. $20,000,000, issued and to be issued under an Indenture dated as of                        , 2004 (the "Indenture"), between the Company and The Bank of New York Trust Company of Florida, N.A., as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged, at the Corporate Trust Office of the Trustee. The Trustee upon such surrender by the Holder will issue the new Securities in the requested denominations.

        The Securities are issuable in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.

        No sinking fund is provided for the Securities.

        To secure the due and punctual payment of the principal of, and interest, if any, on the Securities and all other amounts payable by the Company under the Securities and the Indenture and the performance by the Company of its covenants and agreements under the Securities and the Indenture, when and as the same shall be due and payable or performable, whether at Maturity, by acceleration, or otherwise, according to the terms of the Securities and the Indenture, the Company has granted a security interest in all of the Pledged Shares held by the Company to the Trustee for the benefit of the Holders of Securities pursuant to the Indenture.

        The Securities are subject to redemption at the option of the Company at any time on or after the earlier to occur of (i) December 31, 2008 and (ii) the Sale of PawnMart, in whole or in part, upon not less than thirty (30) nor more than sixty (60) days' notice to the Holders prior to the Redemption Date at a Redemption Price equal to 100% of the principal amount, together, in each case, with accrued interest to the Redemption Date; provided, however, that interest installments on Securities whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

        In the event of a redemption of the Securities, the Company will not be required (a) to register the transfer or exchange of Securities for a period of fifteen (15) days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption or (b) to register the transfer or exchange of any Security, or portion thereof, called for redemption.

        In any case where the due date for the payment of the principal of, or interest on, any Security or the last day on which a Holder of a Security has a right to convert his Security shall be, at any Place of Payment or Place of Conversion as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal, or interest, or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period after such date.

        Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time on or before the close of business on December 31, 2014, or in case this Security or a portion hereof is called for redemption, then in respect of this Security until and including, but (unless the Company defaults in making the payment due upon redemption) not after, the close of business on the Business Day prior to the Redemption Date to convert this Security (or any portion of the principal amount hereof that is an integral multiple of U.S. $1,000, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) into fully paid and nonassessable shares of Common Stock of the Company at an initial Conversion Rate of 100 shares of Common Stock for each U.S. $1,000 principal amount of Securities (or at the current adjusted Conversion Rate if an adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except if this Security or portion thereof has been called for redemption on a Redemption Date occurring during such period and is surrendered for such conversion during such period (including any Securities or portions thereof called for redemption on a Redemption Date that is a Regular Record Date or an Interest Payment Date, as the case may be)), also accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted, and also the conversion notice hereon duly executed, to the Company at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company, subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of any Conversion Agent (as defined below) as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate (each a "Conversion Agent"), provided, further, that if this Security or portion hereof has been called for redemption on a Redemption Date occurring during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such succeeding Interest Payment Date (including any Securities or portions thereof called for redemption on a Redemption Date that is a Regular Record Date or an Interest Payment Date, as the case may be) and is surrendered for conversion during such period (or on the last Business Day prior to the Regular Record Date or Interest Payment Date in case of any Security (or portion thereof) called for redemption on a Redemption Date on a Regular Record Date or Interest Payment Date, as the case may be), then the Holder of this Security on such Regular Record Date will be entitled to receive the interest accruing hereon from the Interest Payment Date next preceding the date of such conversion to such succeeding Interest Payment Date and the Holder of this Security who converts this Security or a portion hereof during such period shall not be required to pay such interest upon surrender of this Security for conversion. Subject to the provisions of the preceding sentence and, in the case of a conversion after the close of business on the Regular Record Date next preceding any Interest Payment Date and on or before the close of business on such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security of record as of such Regular Record Date) to receive the related installment of interest to the extent and under the circumstances provided in the Indenture, no cash payment or adjustment is to be made on conversion for interest accrued hereon from the Interest Payment Date next preceding the day of conversion, or for dividends on the Common Stock issued on conversion hereof. The Company shall thereafter deliver to the Holder the fixed number of shares of Common Stock (together with any cash adjustment, as provided in the Indenture) into which this Security is convertible and such delivery will be deemed to satisfy the Company's obligation to pay the principal amount of this Security. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Rate is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party (other than a consolidation or merger that does not result in any reclassification, conversion, exchange or cancellation of the Common Stock) or the conveyance, transfer, sale or lease of all or substantially all of the property and assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then Outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of the number of shares of Common Stock of the Company into which this Security could have been converted immediately prior to such consolidation, merger, conveyance, transfer, sale or lease. No adjustment in the Conversion Rate will be made until such adjustment would require an increase or decrease of at least one percent of such rate, provided that any adjustment that would otherwise be made will be carried forward and taken into account in the computation of any subsequent adjustment.

        If a Holder converts all or any part of such Holder's Securities following a notice of redemption from the Company with respect to a date of redemption that is prior to December 31, 2008 in connection with the Sale of PawnMart, and the Sale of PawnMart is not consummated on or before the Redemption Date, the Company will (i) promptly provide notice to the Trustee and to each of the Holders of Securities that converted all or any part of such Holder's Securities following notice of redemption from the Company that the Sale of PawnMart was not consummated and (ii) permit such Holders to rescind such conversion, by delivering a rescission form accompanying the notice from the Company to the Trustee and such Holders to any office or agency of the Company maintained for that purpose and specified in the notice for a period of ten (10) days immediately following the delivery of such notice. Any such Holders of Securities who fail to so deliver a properly completed and executed rescission notice on or before the expiration of such ten (10) day period will be deemed to have elected to convert such Securities.

        In the event of redemption or conversion of this Security in part only, a new Security or Securities for the unredeemed or unconverted portion hereof will be issued in the name of the Holder hereof.

        The indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Security is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

        If an Event of Default shall occur and be continuing, the principal of all the Securities, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable, together with accrued interest to the date of declaration, and (ii) of interest on any overdue principal and, to the extent permitted by applicable law, overdue interest, all of the Company's obligations in respect of the payment of the principal of and interest on the Securities shall terminate.

        Notwithstanding anything to the contrary contained herein, but without in any manner releasing, impairing, or otherwise affecting the Securities, the Indenture, or any Lien securing payment of the Securities, or the validity thereof, neither the Trustee nor any Holder of the Securities will hold the Company personally liable for the repayment of the indebtedness evidenced by the Securities or for any other sums due as a result of any Event of Default under the Securities or the Indenture or for the payment of any deficiency established after foreclosure of the security interest in the Collateral or the exercise of any other rights and remedies granted in the Indenture for the benefit of the Holders with respect to the Collateral, except to the extent of the Company's interest in the Collateral, and the recourse of the Trustee and the Holders of the Securities for any and all such Events of Default shall be limited to the enforcement of such rights and remedies with respect to the Collateral as are set forth in the Securities and the Indenture; provided, however, notwithstanding the foregoing limitation of liability, the Company shall be fully liable to the same extent that the Company would be liable absent the limitation of liability set forth in this paragraph for: (i) interest that accrues on the Securities from their respective Issue Dates to December 31, 2008, including interest on overdue principal and, to the extent permitted by law, on overdue interest; (ii) fraud or misrepresentation by the Company in connection with the issuance of the Securities; (iii) the violation of any covenant or agreement of the Company set forth in Sections 11.9, 11.10 and 11.11 of Article XI of the Indenture, and (iv) all fees and expenses due to, and the indemnification of, the Trustee under Sections 5.2 and 7.7 of this Indenture and all court costs, attorney's fees and expenses incurred by the Trustee and the Holders to collect any of the foregoing amounts. The limitation on liability set forth herein is not intended as a release or discharge of the indebtedness evidenced by the Securities, or any portion thereof, but is a limited covenant not to sue, and such indebtedness shall remain in full force and effect.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with either (a) the written consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least 66 2/3% in aggregate principal amount of the Outstanding Securities represented and entitled to vote at such meeting. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange herefore or in lieu hereof whether or not notation of such consent or waiver is made upon this Security or such other Security.

        As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Securities Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of the right to convert this Security as provided in the Indenture.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register upon surrender of this Security for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Security Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

        Prior to due presentation of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name Security is registered as the owner thereof for all purposes, whether or not such Security shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        No recourse for the payment of the principal or interest on this Security and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

        THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

        All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

        The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT	—	(name of custodian) Custodian
(name of minor) under Uniform Gifts to Minors Act (state)

        Additional abbreviations may also be used though not in the above list.

SECTION 2.3.    Form of Certificate of Authentication.

        The Trustee's certificate of authentication shall be in substantially the following form:

        This is one of the Securities referred to in the within-mentioned Indenture.

The Bank of New York Trust Company of Florida, N.A., as Trustee
	By:	Authorized Signatory
Dated:

SECTION 2.4.    Form of Conversion Notice.

CONVERSION NOTICE

        The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that such shares, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Securities are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:

Signature(s)

If shares or Securities are to be registered in the name of a Person other than the Holder, please print such Person's name and address:	If only a portion of the Securities is to be converted, please indicate: 1. Principal amount to be converted:

U.S. $_______

____________________________________ Name ____________________________________ Address	2. Principal amount and denomination of Securities representing unconverted principal amount to be issued:
Amount U.S. $_______

____________________________________ Social Security or other Identification Number, if any ____________________________________ [Signature Guaranteed]*	(U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof)

SECTION 2.5. Form of Assignment.

        For value received ____________ hereby sell(s), assign(s) and transfer(s) unto ____________ (Please insert social security or other identifying number of assignee) the within Security, and hereby irrevocably constitutes and appoints ____________ as attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

____________________________________

____________________________________
Signature(s)

*Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad–15 under the Securities Exchange Act of 1934.

ARTICLE III
THE SECURITIES

SECTION 3.1.    Title and Terms.

        The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to U.S. $20,000,000, except for Securities authenticated and delivered pursuant to Sections 3.4, 3.5, 9.5 or 13.2 in exchange for, or in lieu of, other Securities previously authenticated and delivered under this Indenture.

        The Securities shall be known and designated as the "8% Limited Recourse Secured Convertible Subordinated Notes due December 31, 2014" of the Company. Their Stated Maturity shall be December 31, 2014 and they shall bear interest on their principal amount from the Issue Date, payable monthly in arrears on the first date of each month, commencing the second full month following the Issue Date, at the rate of 8% per annum until the principal thereof is due and at the rate of 10% per annum on any overdue principal and, to the extent permitted by law, on any overdue interest; provided, however, that payments shall only be made on a Business Day as provided in Section 1.12.

        The principal of and interest on the Securities shall be payable as provided in the form of Securities set forth in Section 2.2.

        The Securities shall be redeemable at the option of the Company at any time on or after December 31, 2008, in whole or in part, as provided in Article XII and in the form of Security set forth in Section 2.2.

        The Securities shall be convertible as provided in Article XIII (any city in which any Conversion Agent is located being herein called a "Place of Conversion").

        The Securities shall be subordinated in right of payment to Senior Indebtedness of the Company as provided in Article XIV.

        The principal of, and accrued interest on, the Securities and all other amounts payable by the Company under the Indenture and the Securities and the performance by the Company of its covenants and agreements under the Securities and the Indenture, shall be secured by the Collateral as provided in Article IV.

        Certain non-recourse provisions with respect to the obligations of the Company under this Indenture and the Securities are contained in Section 6.5, to which reference is hereby made.

SECTION 3.2.    Denominations.

        The Securities shall be issuable only in registered form, without coupons, in denominations of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof.

SECTION 3.3.    Execution, Authentication, Delivery and Dating.

        The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its President, one of its Executive Vice Presidents or one of its Vice Presidents, under a facsimile of its corporate seal reproduced thereon attested by its Chief Financial Officer, Secretary or one of its Assistant Secretaries. Any such signature may be manual or facsimile.

        Securities bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee or to its order for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Securities as in this Indenture provided; provided, however that only $20,000,000 in aggregate principal amount of Securities may be Outstanding at any one time.

        Each Security shall be dated the date of its authentication.

        No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 3.4.    Registration; Registration of Transfer and Exchange.

        The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers and exchanges of Securities as herein provided.

        Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 11.2 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

        At the option of the Holder, and subject to the other provisions of this Section 3.4, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

        All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

        No service charge shall be made to a Holder for any registration of transfer or exchange of Securities except as provided in Section 3.5, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 9.5 or 13.2 (other than where the shares of Common Stock are to be issued or delivered in a name other than that of the Holder of the Security) not involving any transfer and other than any stamp and other duties, if any, which may be imposed in connection with any such transfer or exchange by the United States or any political subdivision thereof or therein, which shall be paid by the Company.

        In the event of a redemption of the Securities, neither the Company nor the Securities Registrar will be required (a) to register the transfer of or exchange Securities for a period of fifteen (15) days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption or (b) to register the transfer of or exchange any Security, or portion thereof, called for redemption.

SECTION 3.5.    Mutilated, Destroyed, Lost or Stolen Securities.

        If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there be delivered to the Company and to the Trustee:

        (1)   evidence to their satisfaction of the destruction, loss or theft of any Security, and

        (2)   such security or indemnity as may be satisfactory to the Company and the Trustee to save each of them and any agent of either of them harmless, then, in the absence of actual notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Security, pay such Security, upon satisfaction of the conditions set forth in the preceding paragraph.

        Upon the issuance of any new Security under this Section 3.5, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto (other than any stamp and other duties, if any, which may be imposed in connection therewith by the United States or any political subdivision thereof or therein, which shall be paid by the Company) and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every new Security issued pursuant to this Section 3.5 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

        The provisions of this Section 3.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.6.    Payment of Interest; Interest Rights Preserved.

        Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

        Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date ("Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clauses (1) or (2) below:

        (1)   The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security, the date of the proposed payment and the Special Record Date, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. The Special Record Date for the payment of such Defaulted Interest shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder's address as it appears in the Security Register, not less than ten (10) days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

        (2)   The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

        Subject to the foregoing provisions of this Section 3.6 and Section 3.4, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

        Interest on any Security which is converted in accordance with Section 13.2 during a Record Date Period shall be payable in accordance with the provisions of Section 13.2.

SECTION 3.7.    Persons Deemed Owners.

        Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, any Paying Agent and any agent of the Company, the Trustee or any Paying Agent may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 3.6) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee, any Paying Agent nor any agent of the Company, the Trustee or any Paying Agent shall be affected by notice to the contrary.

SECTION 3.8.    Cancellation.

        All Securities surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities so delivered to the Trustee shall be canceled promptly by the Trustee (or its agent). No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 3.8. The Trustee shall dispose of all canceled Securities in accordance with applicable law and its customary practices in effect from time to time.

SECTION 3.9.    Computation of Interest.

        Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 3.10.    CUSIP Numbers.

        The Company in issuing Securities may use "CUSIP" numbers (if then generally in use) in addition to serial numbers; if so, the Trustee shall use such CUSIP numbers in addition to serial numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the serial or other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such CUSIP numbers.

ARTICLE IV
SECURITY AND PLEDGE OF COLLATERAL

SECTION 4.1.    Grant of Security Interest.

        To secure the full and punctual payment when due and the full and punctual performance of the Obligations, the Company hereby grants to the Trustee, for the benefit of the Trustee and the Holders, a security interest in all its right, title and interest in and to the following (the "Collateral"):

        (1)   all the shares of Common Stock of PawnMart now owned or hereafter acquired by the Company, which on the date hereof are identified on Schedule I hereto (the "Pledged Shares");

        (2)   all certificates representing any of the Pledged Shares; and

        (3)   all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in an exchange for any of the Pledged Shares in excess of the annual Restricted Payments (except that upon the occurrence and during the continuance of an Event of Default, the excess of the annual Restricted Payments shall be subject to the security interest granted herein), and any securities, any right to receive securities and any right to receive earnings, in which the Company now has or hereafter acquires any right with respect to the Pledged Shares.

SECTION 4.2.    Delivery of Collateral.

        (1)   The Company will (i) deliver to the Trustee immediately upon execution of this Indenture the originals of all Pledged Shares identified in Schedule I, along with stock transfer powers executed in blank with respect thereto, (ii) hold in trust for the Trustee upon receipt and immediately thereafter deliver to the Trustee any future securities instruments, and cash representing, evidencing, or constituting Collateral, and (iii) at the Trustee's request, deliver to the Trustee (and thereafter hold in trust for the Trustee upon receipt and immediately deliver to the Trustee) any document evidencing or constituting Collateral.

        (2)   The Trustee shall have the right, at any time after the occurrence and during the continuance of an Event of Default, in its discretion and without notice to the Company, to transfer to or to register in the name of the Trustee or any of its nominees any or all the Collateral. In addition, the Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of different denominations.

SECTION 4.3.    Representations and Warranties Regarding Collateral.

        The Company hereby represents and warrants as of the date of this Indenture as follows:

        (1)   It has good and valid rights in and title to the Collateral and is the record and beneficial owner of the Pledged Shares, free and clear of any Lien, except for the Lien created by this Indenture.

        (2)   It has full corporate power, authority and legal right to pledge and grant a security interest in all the Collateral and all other Collateral pledged by it pursuant to this Indenture.

        (3)   The Pledged Shares have been duly authorized and are validly issued, fully paid and non-assessable.

        (4)   This Indenture creates a legal, valid and perfected first priority Lien on, and security interest in, the Collateral, which Lien and security interest is enforceable against the Company in all now owned and hereafter acquired Collateral.

        (5)   The Pledged Shares constitute one hundred percent of the Common Stock of PawnMart.

        (6)   At the date of this Indenture, there are no existing options, warrants, calls or commitments of any character relating to any authorized and unissued Pledged Shares.

        (7)   No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming the Company as debtor has been filed in any jurisdiction except financing statements naming the Trustee as the secured party.

SECTION 4.4.    Further Assurances.

        The Company agrees that at any time and from time to time, at the expense of the Company, the Company will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Trustee may reasonably request in order to perfect and protect any Lien granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the foregoing, the Company shall, at the time of the acquisition by the Company of any Common Stock of PawnMart after the date of the Indenture, provide to the Trustee a revised Schedule I to reflect any changes made necessary by such acquisition, at which time the Company shall be deemed to make its representations and warranties set forth in Section 4.3(1)-(6) with respect to Schedule I, as so revised.

        The Company hereby irrevocably authorizes the Trustee at any time and from time to time to file in any appropriate jurisdiction any initial financing statements and amendments thereto that (a) describe the Collateral and (b) contain any other information required by subchapter E of Chapter 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Company is an organization, the type of organization and any organization identification number issued to the Company.

SECTION 4.5.    Dividends; Voting Rights; Substitution and Release of Collateral.

        (1)   The Company shall promptly deliver to the Trustee all dividends and other distributions paid in respect of the Pledged Shares in excess of the annual Restricted Payments. All such dividends and other distributions shall be held by the Trustee as Collateral and shall, if received by the Company, be received in trust for the benefit of the Trustee, be segregated from the other property or funds of the Company and be forthwith delivered to the Trustee as Collateral in the same form as so received (with any necessary endorsement). Any cash dividends or distributions delivered to or otherwise held by the Trustee pursuant to this Section 4.5, and any other cash constituting Collateral delivered to the Trustee, shall be invested, at the written direction of the Company, by the Trustee in Temporary Cash Investments.

        (2)   As long as no Event of Default shall have occurred and be continuing, the Company shall be entitled to exercise any and all voting and other consensual rights relating to the Pledged Shares or any part thereof for any purpose; provided, however that no vote shall be cast, and no consent, waiver or ratification given or action taken, which would be inconsistent with or violate any provision of this Indenture or the Securities.

        (3)   Upon the occurrence and during the continuance of an Event of Default, all rights of the Company to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 4.5(2) shall cease and all such rights shall thereupon be vested in the Trustee who shall then have the sole right to exercise such voting and other consensual rights as if it were the absolute owner of the Collateral.

        (4)   In order to permit the Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 4.5(3), and to receive all dividends and distributions which it may be entitled to receive under Section 4.5(1), the Company shall, upon written notice of the Trustee, from time to tine execute and deliver to the Trustee such instruments as the Trustee may reasonably request.

        (5)   Upon satisfaction and discharge of this Indenture by the Company, the Lien of this Indenture on all the Collateral shall terminate and all the Collateral shall be released without any further action on the part of the Trustee or any other Person. Upon the release of any Collateral pursuant to this Article IV, the Trustee shall execute and deliver to the Company an instrument or instruments acknowledging the release of such Collateral from this Indenture and the discharge of the Lien on such Collateral created by this Article IV, and will duly assign, transfer and deliver to the Company (without recourse and without any representation or warranty) such Collateral.

SECTION 4.6.    Trustee Appointed Attorney Fact.

        The Company irrevocably authorizes the Trustee at any time and from time to time in the sole discretion of the Trustee and appoints the Trustee as its attorney in fact, coupled with an interest, (i) to file financing statements necessary or desirable in the Trustee's sole discretion to perfect and to maintain the perfection and priority of the Trustee's security interest in the Collateral, (ii) to indorse and collect any cash proceeds of the Collateral, (iii) to file a photographic or other reproduction of this Indenture or any financing statement with respect to the Collateral as a financing statement in such offices as the Trustee in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Trustee's security interest in the Collateral, (iv) to apply the proceeds of any Collateral received by Trustee to the Obligations as provided in Section 6.4, and (v) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral and the Company agrees to reimburse the Trustee on demand for any payment made or any reasonable expense actually incurred by the Trustee in connection therewith, provided that this authorization shall not relieve the Company of any of its Obligations. After the occurrence and the continuance of an Event of Default, the Company hereby appoints the Trustee as the Company attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Trustee's discretion to take any action and to execute any instrument which the Trustee may deem necessary or advisable in order to accomplish the purposes of this Article IV, including to receive, endorse and collect all instruments made payable to the Company representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. This power, being coupled with an interest, is irrevocable.

SECTION 4.7.    Trustee May Perform.

        If the Company fails to perform any agreement contained in this Article IV, the Trustee may, but shall not be obligated or have a duty to, itself perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by the Company under Section 7.7.

SECTION 4.8.    Trustee's Duties.

        The powers conferred on the Trustee under this Article IV are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Trustee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 4.9.    Continuing Lien.

        This Indenture shall create a continuing Lien on the Collateral that shall (i) remain in full force and effect until payment in full of the Securities, (ii) be binding upon the Company and its successors and assigns and (iii) inure to the benefit of the Trustee and its successors, transferees and assigns.

SECTION 4.10.    Certificates and Opinions.

        The Company shall comply with Section 314(b) of the Trust Indenture Act relating to Opinions of Counsel regarding the Lien of this Indenture to the extent such provisions are applicable. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be executed and delivered by an Officer of the Company to the extent permitted by Section 314(d) of the Trust Indenture Act.

ARTICLE V
SATISFACTION AND DISCHARGE

SECTION 5.1.    Satisfaction and Discharge of Indenture.

        This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of conversion, or registration of transfer or exchange, or replacement of Securities herein expressly provided for and in the form of Securities set forth in Section 2.2 and the Company's obligations to the Trustee pursuant to Section 7.7), and the Trustee, at the expense of the Company, shall execute proper instruments in form and substance satisfactory to the Trustee acknowledging satisfaction and discharge of this Indenture, when

        (1)   either

          (i)    all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.5 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 11.3) have been delivered to the Trustee for cancellation; or

          (ii)   all such Securities not theretofore delivered to the Trustee or its agent for cancellation (other than Securities referred to in clauses (A) and (B) of clause (1)(i) above)

            (A)  have become due and payable, or

            (B)  will have become due and payable at their Stated Maturity within one year, or

            (C)  are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (a), (b) or (c) above, has deposited or caused to be deposited with the Trustee as trust funds (immediately available to the Holders in the case of clause (a)) in trust for the purpose an amount in cash sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

        (2)   the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

        (3)   the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

        Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.7 and the last paragraph of Section 5.2, the obligations of the Company to any Authenticating Agent under Section 7.12, if money shall have been deposited with the Trustee pursuant to clause (1)(ii) of this Section 5.1, the obligations of the Trustee under Section 5.2 and the last paragraph of Section 11.3 and the obligations of the Company and the Trustee under Section 3.4 and Article XIII shall survive. Funds held in trust pursuant to this Section 5.1 are not subject to the provisions of Article XIV.

SECTION 5.2.    Application of Trust Money.

        Subject to the provisions of the last paragraph of Section 11.3, all money deposited with the Trustee pursuant to Section 5.1 and in accordance with the provisions of Article XIV shall be held in trust for the sole benefit of the Holders and not be subject to the subordination provisions of Article XIV, and such monies shall be applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.

        All moneys deposited with the Trustee pursuant to Section 5.1 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon Company Request.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed or assessed against all money deposited with the Trustee pursuant to Section 5.1 (other than income taxes and franchise taxes incurred or payable by the Trustee and such other taxes, fees or charges incurred or payable by the Trustee that are not directly the result of the deposit of such money with the Trustee).

ARTICLE VI
REMEDIES

SECTION 6.1.    Events of Default.

        "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article XIV or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (1)   default in the payment of the principal of any Security at its Maturity, whether or not such payment is prohibited by the subordination provisions of the Securities or of this Indenture; or

        (2)   default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of thirty (30) days, whether or not such payment is prohibited by the subordination provisions of the Securities or of this Indenture; or

        (3)   default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance or breach of which is specifically dealt with elsewhere in this Section 6.1), and continuance of such default or breach for a period of sixty (60) days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default;" or

        (4)   any indebtedness under any bonds, debentures, notes or other evidences of indebtedness for money borrowed by the Company or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (an "Instrument"), or any guaranty by the Company for indebtedness for money borrowed by any Subsidiary of the Company, with a principal amount then outstanding in excess of U.S. $500,000, whether such indebtedness now exists or shall hereafter be created, is not paid at final maturity of any Instrument (either at its stated maturity or upon acceleration thereof), and such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of thirty (30) days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

        (5)   the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

        (6)   the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or similar relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

SECTION 6.2.    Acceleration of Maturity; Rescission and Annulment.

        If an Event of Default (other than an Event of Default specified in Section 6.1(5) or 6.1(6)) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may, subject to the provisions of Article XIV, declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal and all accrued interest thereon shall become immediately due and payable. If an Event of Default specified in Section 6.1(5) or 6.1(6) occurs, the principal of, and accrued interest on, all the Securities shall, subject to the provisions of Article XIV, ipso facto become immediately due and payable without any declaration or other Act of the Holders or any act on the part of the Trustee.

        At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article VI provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may, on behalf of all Holders, rescind and annul such declaration and its consequences if:

        (1)   the Company has paid or deposited with the Trustee a sum sufficient to pay:

          (i)    all overdue interest on all Securities,

          (ii)   the principal of any Securities which has become due otherwise than by such declaration of acceleration and any interest thereon at the rate borne by the Securities,

          (iii)  to the extent permitted by applicable law, interest upon overdue interest, and

          (iv)  all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

        (2)   all Events of Default, other than the nonpayment of the principal of and interest on, Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.15; and

        (3)   such rescission and annulment would not conflict with any judgment or decree issued in appropriate judicial proceedings regarding the payment by the Trustee to the Holders of the amounts referred to in Section 6.2(1).

No rescission or annulment referred to above shall affect any subsequent default or impair any right consequent thereon.

SECTION 6.3.    Remedies Upon Event of Default.

        If an Event of Default occurs and is continuing, the Trustee shall have the right, subject to Section 6.5, to exercise all the rights and remedies provided for in this Indenture, under the Uniform Commercial Code, and at law or equity generally, including without limitation, the right to (i) recover judgment, in its own name and as Trustee of an express trust, against the Company for the whole amount of the unpaid principal and interest on the Securities, (ii) foreclose the security interests granted herein, (iii) realize upon the Collateral by any available judicial procedure and/or (iv) take possession of and sell any or all of the Collateral, with or without judicial process and without notice except as specified below, in one or more lots at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, upon such terms as the Trustee may determine to be commercially reasonable, and the Trustee or any Holder may be the purchaser of any or all of the Collateral so sold and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. The Company hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Company, addressed as set forth in Section 1.5, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed there for, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Trustee shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. The Company hereby waives any claims against the Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at the public sale, even if the Trustee accepts the first offer received and does not offer such Collateral to more than one offeree.

        The Company recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Company acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner. The Trustee shall be under no obligation to delay the sale of any of the Pledged Shares for the period of time necessary to permit the Company to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Company would agree to do so.

SECTION 6.4.    Application of Proceeds.

        Upon the occurrence and during the continuance of an Event of Default and after the acceleration of the Securities pursuant to Section 6.2 (so long as such acceleration has not been rescinded), any cash held by the Trustee as Collateral and all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral, shall be applied by the Trustee in the manner specified in Section 6.8.

SECTION 6.5.    Non-Recourse Obligations of the Company.

        Notwithstanding anything to the contrary contained herein, but without in any manner releasing, impairing, or otherwise affecting the Securities, the Indenture, or the Lien securing payment of the Securities, or the validity thereof, neither the Trustee nor any Holder of the Securities will hold the Company personally liable for the repayment of the indebtedness evidenced by the Securities or for any other sums due as a result of any Event of Default under the Securities or the Indenture or for the payment of any deficiency established after foreclosure of the security interest in the Collateral or the exercise of any other rights and remedies granted in the Indenture for the benefit of the Holders with respect to the Collateral, except to the extent of the Company's interest in the Collateral, and the recourse of the Trustee and the Holders of the Securities for any and all such Events of Default shall be limited to the enforcement of such rights and remedies with respect to the Collateral as are set forth in the Securities and the Indenture; provided, however, notwithstanding the foregoing limitation of liability, the Company shall be fully liable to the same extent that the Company would be liable absent the limitation of liability set forth in this Section 6.5 for: (i) interest that accrues on the Securities from their respective Issue Dates to December 31, 2008, including interest on overdue principal and, to the extent permitted by law, on overdue interest; (ii) fraud or misrepresentation by the Company in connection with the issuance of the Securities; (iii) the violation of any covenant or agreement of the Company set forth in Sections 11.9, 11.10 and 11.11 of Article XI of the Indenture, and (iv) all fees and expenses due to, and the indemnification of, the Trustee under Sections 5.2 and 7.7 of this Indenture and all court costs, attorney's fees and expenses incurred by the Trustee and the Holders to collect any of the foregoing amounts. The limitation on liability set forth herein is not intended as a release or discharge of the indebtedness evidenced by the Securities, or any portion thereof, but is a limited covenant not to sue, and such indebtedness shall remain in full force and effect.

SECTION 6.6.    Trustee May File Proofs of Claim.

        In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or the creditors of either, the Trustee (irrespective of whether the principal of, and any interest on, the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

        (1)   to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and take such other actions, including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter, and to file such other papers or documents, in each of the foregoing cases, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Securities allowed in such judicial proceeding, and

        (2)   to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.7. To the extent that the payment of any such reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

        Nothing contained in Section 6.5 shall be deemed a waiver of any right of the Trustee or the Holders under Section 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any successor thereto, or similar provisions under applicable state law to file a claim for the full amount of the indebtedness owing to the Holders in accordance with the Securities and this Indenture.

        Furthermore, nothing contained in this Section 6.6 shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding; provided, however, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or similar official.

SECTION 6.7.    Trustee May Enforce Claims Without Possession of Securities.

        All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which judgment has been recovered.

SECTION 6.8.    Application of Money Collected.

        Subject to Article XIV, any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

        FIRST: To the payment of all amounts due the Trustee under Section 7.7;

        SECOND: To the payment of the amounts then due and unpaid for principal of, or interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively, for which the Company is not personally liable pursuant to Section 6.5;

        THIRD: To the payment of any remaining amounts then due and unpaid for principal of, or interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively;

        FOURTH: To such other Person or Persons, if any, to the extent entitled thereto; and

        FIFTH: Any remaining amounts shall be repaid to the Company.

SECTION 6.9.    Limitation on Suits by Holders.

        No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

        (1)   such Holder has previously given written notice to the Trustee of a continuing Event of Default;

        (2)   the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

        (3)   such Holder or Holders have offered to the Trustee, and if requested, shall have provide, reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

        (4)   the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity (or if requested, receipt of indemnity) has failed to institute any such proceeding; and

        (5)   no direction inconsistent with such written request has been given to the Trustee during such sixty (60) day period by the Holders of a majority in principal amount of the Outstanding Securities, it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

SECTION 6.10.    Unconditional Right of Holders to Convert and to Receive Principal and Interest.

        (1)   Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to convert such Security in accordance with Article XIII and to institute suit for the enforcement of such right to convert and such right to convert shall not be impaired without the consent of such Holder.

        (2)   The right of any Holder of a Security to receive payment of principal of, and interest on, the Note, on or after the respective due dates expressed in the Security, or, subject to Section 6.5, to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.11.    Restoration of Rights and Remedies.

        If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holders shall continue as though no such proceeding had been instituted.

SECTION 6.12.    Rights and Remedies Cumulative.

        Except as otherwise provided in Sections 3.5 and 6.5, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.13.    Delay or Omission Not Waiver.

        No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or (subject to the limitations contained in this Indenture) by the Holders of Securities as the case may be.

SECTION 6.14.    Control by Holders of Securities.

        The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

        (1)   such direction shall not be in conflict with any rule of law or with this Indenture, and

        (2)   the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

        (3)   the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders of Securities not consenting.

SECTION 6.15.    Waiver of Past Defaults.

        The Holders, either (i) through the written consent of not less than a majority in principal amount of the Outstanding Securities or (ii) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least 66 2/3% in principal amount of the Outstanding Securities represented at such meeting, may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default (A) in the payment of the principal of or interest on any Security, or (B) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security affected. The provisions of this Section 6.15 modify the provisions of Section 316(a)(1) of the Trust Indenture Act.

        Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 6.16.    Undertaking for Costs.

        All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.16 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of or interest on any Security on or after the respective Stated Maturity or Maturities expressed in such Security (or, in the case of redemption on or after the Redemption Date) or for the enforcement of the right to convert any Security in accordance with Article XIII.

SECTION 6.17.    Waiver of Stay, Usury or Extension Laws.

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, usury or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede by reason of such law the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII
THE TRUSTEE

SECTION 7.1.    Certain Duties and Responsibilities.

        (1)   Except during the continuance of an Event of Default,

          (i)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii)   in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

        (2)   In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        (3)   No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

          (i)    this paragraph (3) shall not be construed to limit the effect of paragraph (1) of this Section 7.1;

          (ii)   the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii)  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of (i) the Holders of a majority in principal amount of the Outstanding Securities or (ii) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least 66 2/3% in principal amount of Outstanding Securities represented at such meeting, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

        (4)   No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability whatsoever in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers hereunder. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it in its sole subjective discretion (which discretion shall be exercised in good faith) against any loss, liability or expense.

        (5)   Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1.

SECTION 7.2.    Notice of Defaults.

        Within ninety (90) days after the occurrence of any default hereunder as to which the Trustee has received written notice, the Trustee shall give to all Holders of Securities, in the manner provided in Section 1.6, notice of such default, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest on any Security the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided, further, that in the case of any default of the character specified in Section 6.1(3), no such notice to Holders of Securities shall be given until at least sixty (60) days after the occurrence thereof or, if applicable, the cure period specified therein. For the purpose of this Section 7.2, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 7.3.    Certain Rights of Trustee.

        Subject to the provisions of Section 7.1:

        (1)   the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document (collectively, the "Documents") believed by it to be genuine and to have been signed or presented by the proper party or parties, and the Trustee need not investigate any fact or matter stated in such Documents;

        (2)   any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

        (3)   whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be the one specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate or Opinion of Counsel;

        (4)   the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

        (5)   the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities pursuant to this Indenture, unless such Holders shall have offered, and, if requested by the Trustee, delivered, to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

        (6)   the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

        (7)   the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

        (8)   the Trustee shall not be required to take notice or deemed to have notice of any Event of Default hereunder, except failure by the Company to make any of the payments to the Trustee pursuant to Section 6.1(1) or Section 6.1(2) hereof, unless the Trustee shall be specifically notified in writing of such Event of Default by the Company or by one or more of the Holders; and

        (9)   the permissive right of the Trustee to act hereunder shall not be construed as a duty.

SECTION 7.4.    Not Responsible for Recitals or Issuance of Securities.

        The recitals contained herein and in the Securities (except the Trustee's certificates of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, of the Securities or of the Common Stock issuable upon the conversion of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof. For the avoidance of doubt, the Trustee's obligations hereunder and its duties to the Holders as described herein shall commence upon the execution and delivery of this Indenture by the Trustee. The Trustee has not reviewed, has not undertaken to review, and has no obligation or duty to review any preliminary prospectus, final or supplemental prospectus, or other offering document (collectively "Offering Document") that has been, or may be, delivered, to the Holders, and is not responsible for the truth or accuracy of the contents of any such Offering Document. The Trustee has not undertaken to investigate, has no obligation or duty to the Holders to investigate, and has not investigated or conducted any "due diligence" in regard to, the validity or sufficiency of this Indenture, the Securities, the Collateral, or the Common Stock that may be issued upon the conversion of the Securities, or in regard to the truth or accuracy of any statements made by the Issuer in any Offering Document.

SECTION 7.5.    May Hold Securities, Act as Trustee Under Other Indentures.

        The Trustee, any Authenticating Agent, any Paying Agent, any Conversion Agent or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Conversion Agent or such other agent.

        The Trustee may become and act as trustee under other indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding in the same manner as if it were not Trustee hereunder.

SECTION 7.6.    Money Held in Trust.

        Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 7.7.    Compensation and Reimbursement.

        The Company agrees

        (1)   to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for its acceptance of this Indenture and for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

        (2)   except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee (including costs and expenses of enforcing this Indenture and defending itself against any claim (whether asserted by the Company, any Holder of Securities or any other Person) or liability in connection with the exercise of any of its powers or duties hereunder) in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

        (3)   to indemnify the Trustee (and its directors, officers, employees and agents) for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs, expenses and reasonable attorneys' fees of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder; and

        (4)   as security for the performance of the Obligations of the Company under this Section 7.7, the Trustee shall have a Lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust to pay principal and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

        When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.1(5) or Section 6.1(6), the expenses (including the reasonable charges of its counsel) and the compensation for the services are intended to constitute expenses of the administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

        The provisions of this Section 7.7 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

SECTION 7.8.    Corporate Trustee Required; Eligibility.

        There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, having (or being part of a holding company with) a combined capital and surplus of at least U.S. $50,000,000, subject to supervision or examination by Federal or State authority, and in good standing. The Trustee or an Affiliate of the Trustee shall maintain an established place of business in the Borough of Manhattan, The City of New York. Currently, such place of business is located at 101 Barclay Street, 7th Floor, New York, New York 10286. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 7.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VII and a successor shall be appointed pursuant to Section 7.9.

SECTION 7.9.    Resignation and Removal; Appointment of Successor.

        (1)   No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VII shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.10.

        (2)   The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 7.10 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (3)   The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and the Company. If the instrument of acceptance by a successor Trustee required by Section 7.10 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of removal, the removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (4)   If at any time:

        (i)    the Trustee shall cease to be eligible under Section 7.8 and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six (6) months, or

        (ii)   the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 6.14, any Holder of a Security who has been a bona fide Holder of a Security for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        (5)   If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of this Section 7.9 and Section 7.10. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 7.10, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by this Section 7.9 and Section 7.10, any Holder of a Security who has been a bona fide Holder of a Security for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (6)   The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Securities in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 7.10.    Acceptance of Appointment by Successor.

        Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

        No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article VII.

SECTION 7.11.    Merger, Conversion, Consolidation or Succession to Business.

        Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture), shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 7.12.    Authenticating Agents.

        The Trustee may, with the consent of the Company, appoint an Authenticating Agent or Agents acceptable to the Company with respect to the Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon exchange or substitution pursuant to this Indenture.

        Securities authenticated by an Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder, and every reference in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be subject to acceptance by the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent and subject to supervision or examination by government or other fiscal authority. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.12, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 7.12.

        Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 7.12, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

        An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.12, the Trustee may appoint a successor Authenticating Agent which shall be subject to acceptance by the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 7.12.

        The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 7.12.

        If an Authenticating Agent is appointed with respect to the Securities pursuant to this Section 7.12, the Securities may have endorsed thereon, in addition to or in lieu of the Trustee's certification of authentication, an alternative certificate of authentication in the following form:

        This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A., AS TRUSTEE
By:	Authorized Signatory

SECTION 7.13.    Disqualification; Conflicting Interests.

        If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 7.14.    Preferential Collection of Claims Against Company.

        If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

ARTICLE VIII
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 8.1.    Company May Consolidate, Merge and Transfer Assets Only on Certain Terms.

        The Company shall not consolidate with or merge into any other Person or convey, transfer or lease all its properties and assets substantially as an entirety to any Person unless:

        (1)   in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged, or the Person which acquires by conveyance or transfer, or which leases the properties and assets of the Company substantially as an entirety, shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on, all of the Securities as applicable, and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Article XIII;

        (2)   immediately after giving effect to such transaction, no Event of Default, and no event that after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

        (3)   the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this

Article VIII and that all conditions precedent herein provided for relating to such transaction have been complied with, together with any documents required under Section 9.3.

SECTION 8.2.    Successor Substituted.

        Upon any consolidation of the Company with, or merger of the Company into any other Person or any conveyance, transfer or lease of all or substantially all the properties and assets of the Company in accordance with Section 8.1, the successor Person formed by such consolidation or into or with which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE IX
SUPPLEMENTAL INDENTURES

SECTION 9.1.    Supplemental Indentures Without Consent of Holders of Securities.

        Without the consent of any Holders of Securities the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

        (1)   to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants and obligations of the Company herein and in the Securities as permitted by this Indenture; or

        (2)   to add to the covenants of the Company for the benefit of the Holders of Securities or to surrender any right or power herein conferred upon the Company; or

        (3)   to further secure the Securities; or

        (4)   to make provision with respect to the conversion rights of Holders of Securities pursuant to Section 13.11; or

        (5)   to comply with the requirements of the Trust Indenture Act or the rules and regulations of the Commission thereunder in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by this Indenture or otherwise; or

        (6)   to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

        (7)   subject to Section 14.12, to make any change in Article XIV that would limit or terminate the benefits available to any holder of Senior Indebtedness under such Article XIV; or

        (8)   to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture as the Company and the Trustee may deem necessary or desirable, provided such action pursuant to this clause (8) shall not adversely affect the interests of the Holders of Securities in any material respect.

        Upon Company Request, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and subject to and upon receipt by the Trustee of the documents described in Section 9.3 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained.

SECTION 9.2.    Supplemental Indentures With Consent of Holders of Securities.

        With either (i) the written consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by the Act of said Holders delivered to the Company and the Trustee, or (ii) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least 66 2/3% in principal amount of the Outstanding Securities represented at such meeting, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent or affirmative vote of the Holder of each Outstanding Security affected thereby,

        (1)   change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount of or the rate of interest payable thereon, or reduce the amount payable upon a redemption, or change the place or currency of payment of the principal of, or interest on, any Security (including any Redemption Price in respect of such Security) or impair the right to institute suit for the enforcement of any payment in respect of any Security on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) or, except as permitted by Section 13.11, adversely affect the right of Holders to convert any Security as provided in Article XIII, or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders; or

        (2)   reduce the requirements of Section 10.4 for quorum or voting, or reduce the percentage in principal amount of the Outstanding Securities the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

        (3)   modify the obligation of the Company to maintain an office or agency in the Borough of Manhattan, The City of New York, pursuant to Section 11.2; or

        (4)   modify any of the provisions of this Section 9.2 or Section 6.13, except to increase any percentage contained herein or therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

        It shall not be necessary for any Act of Holders of Securities under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 9.3.    Execution of Supplemental Indentures.

        In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying in good faith upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that such supplemental indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.4.    Effect of Supplemental Indentures.

        Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder appertaining thereto shall be bound thereby.

SECTION 9.5.    Reference in Securities to Supplemental Indentures.

        Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 9.6.    Notice of Supplemental Indentures.

        Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.2, the Company shall give notice to all Holders of Securities of such fact, setting forth in general terms the substance of such supplemental indenture, in the manner provided in Section 1.6. Any failure of the Company to give such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

ARTICLE X
MEETINGS OF HOLDERS OF SECURITIES

SECTION 10.1.    Purposes for Which Meetings May Be Called.

        A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Article X to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities.

SECTION 10.2.    Call, Notice and Place of Meetings.

        (1)   The Trustee may at any time call a meeting of Holders of Securities for any purpose specified in Section 10.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of Holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.6, not less than twenty-one (21) nor more than one hundred eighty (180) days prior to the date fixed for the meeting.

        (2)   In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities shall have requested the Trustee to call a meeting of the Holders of Securities for any purpose specified in Section 10.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty-one (21) days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities in the amount specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (1) of this Section 10.2.

SECTION 10.3.    Persons Entitled to Vote at Meetings.

        To be entitled to vote at any meeting of Holders of Securities, a Person shall be (i) a Holder of one or more Outstanding Securities, or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 10.4.    Quorum; Action.

        The Persons entitled to vote a majority in principal amount of the Outstanding Securities shall constitute a quorum. In the absence of a quorum within thirty (30) minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities, be dissolved. In any other case, the meeting may be adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting (subject to repeated applications of this sentence). Notice of the reconvening of any adjourned meeting shall be given as provided in Section 10.2(1), except that such notice need be given only once not less than five (5) days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Securities which shall constitute a quorum.

        Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the Persons entitled to vote 25% in principal amount of the Outstanding Securities at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

        At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso to Section 9.2 and except to the extent Section 11.11 requires a different vote) shall be effectively passed and decided if passed or decided by the lesser of (i) the Holders of not less than a majority in principal amount of Outstanding Securities and (ii) the Persons entitled to vote not less than 66 2/3% in principal amount of Outstanding Securities represented and entitled to vote at such meeting.

        Any resolution passed or decisions taken at any meeting of Holders of Securities duly held in accordance with this Section 10.4 shall be binding on all the Holders of Securities whether or not present or represented at the meeting. The Trustee shall, in the name and at the expense of the Company, notify all the Holders of Securities of any such resolutions or decisions pursuant to Section 1.6.

SECTION 10.5.    Determination of Voting Rights; Conduct and Adjournment of Meetings.

        (1)   Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in Section 1.4 or by having the signature of the Person executing the proxy guaranteed by any bank, broker or other eligible institution participating in a recognized medallion signature guarantee program.

        (2)   The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 10.2(2), in which case the Company or the Holders of Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting.

        (3)   At any meeting, each Holder of a Security or proxy shall be entitled to one vote for each U.S. $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

        (4)   Any meeting of Holders of Securities duly called pursuant to Section 10.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting, and the meeting may be held as so adjourned without further notice.

SECTION 10.6.    Counting Votes and Recording Action of Meetings.

        The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amounts at Stated Maturity and serial numbers of the Outstanding Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 10.2 and, if applicable, Section 10.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE XI
COVENANTS

SECTION 11.1.    Payment of Principal and Interest.

        The Company covenants and agrees that it will duly and punctually pay the principal of, and interest on, the Securities in accordance with the terms of the Securities and this Indenture. The Company will deposit or cause to be deposited with the Trustee, no later than the opening of business on the date of the Stated Maturity of any Security or no later than the opening of business on the due date for any installment of interest, all payments so due, which payments shall be in immediately available funds on the date of such Stated Maturity or due date, as the case may be.

SECTION 11.2.    Maintenance of Offices or Agencies.

        The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Securities may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion or redemption and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York.

        The Company may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that until all of the Securities have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of, and interest on, the Securities have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 11.3, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment and conversion, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee, and notice to the Holders in accordance with Section 1.6, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

        The Company hereby initially designates the Trustee as Paying Agent, Security Registrar and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in the Borough of Manhattan, The City of New York, located at 101 Barclay Street, 7th Floor, New York, New York 10286, one such office or agency of the Company for each of the aforesaid purposes.

SECTION 11.3.    Money for Security Payments To Be Held in Trust.

        If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, or interest on, any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and the Company will promptly notify the Trustee of its action or failure so to act.

        Whenever the Company shall have one or more Paying Agents, it will, no later than the opening of business on each due date of the principal of, or interest on, any Securities, deposit with the Trustee a sum in funds immediately payable on the payment date sufficient to pay the principal or interest so becoming due, such sum to be held for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure so to act.

        The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 11.3, that such Paying Agent will:

        (1)   hold all sums held by it for the payment of the principal of, or interest on, Securities for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

        (2)   give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal or interest; and

        (3)   at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by such Paying Agent.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or interest on, any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 11.4.    Existence.

        Subject to Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 11.5.    Maintenance of Properties.

        The Company will cause all properties used or useful in the conduct of its business or the business of any Significant Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 11.5 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Significant Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 11.6.    Payment of Taxes and Other Claims.

        The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary or upon the income, profits or property of the Company or any Significant Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary, and (iii) all stamps and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange or conversion of any Securities or with respect to this Indenture; provided, however, that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 11.7.    Registration and Listing.

        The Company will effect all registrations with, and obtain all approvals by, all governmental authorities that may be necessary under any federal or state law (including the Securities Act, the Exchange Act and state securities and blue sky laws) before the shares of Common Stock issuable upon the conversion of the Securities are issued and delivered and qualified or listed as contemplated in the next sentence. The Company will use its best efforts to obtain a listing of the Common Stock on a Stock Exchange and thereafter maintain such listing. The Company will give notice to the Holders and the Trustee of the listing or quotation of such Common Stock with, and the delisting or lack of quotation of the Common Stock by a Stock Exchange.

SECTION 11.8.    Statement by Officers as to Default.

        The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

        The Company will deliver to the Trustee, forthwith upon becoming aware of any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or any Event of Default, an Officers' Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

        Any notice required to be given under this Section 11.8 shall be delivered to the Trustee at its Corporate Trust Office.

SECTION 11.9.    Dividends and Other Payments.

        Except for federal income taxes of PawnMart paid by the Company on behalf of PawnMart, the Company will not permit PawnMart to (i) declare, pay or make any dividend or distribution on any of the Capital Stock of PawnMart (other than dividends and other distributions payable in Capital Stock of PawnMart, or split-ups or reclassifications of Capital Stock of PawnMart and dividends and distributions paid to and held by the Trustee as Collateral), (ii) apply any of the funds, property or assets of PawnMart to the purchase, redemption or other retirement of any common or preferred stock or of any options to purchase or acquire any such shares of common or preferred stock of PawnMart, or (iii) pay or otherwise transfer to the Company any funds, property or assets of PawnMart (collectively, "Restricted Payments"); provided, however, the Company may permit PawnMart to make Restricted Payments in any calendar year to the extent such Restricted Payments do not exceed in the aggregate $2,000,000.

SECTION 11.10.    Maintenance of Minimum Net Worth of PawnMart.

        The Company will cause PawnMart to maintain at all times a minimum Net Worth of $10,000,000.

SECTION 11.11.    Additional Shares of Capital Stock of PawnMart.

        The Company agrees that it will not permit PawnMart to issue any Capital Stock of PawnMart other than the Common Stock of PawnMart.

SECTION 11.12.    Waiver of Certain Covenants.

        The Company may omit in any particular instance to comply with any covenant or condition set forth in Article XI (other than a covenant or condition which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security affected), if before the time for such compliance the Holders shall, through the written consent of, or the adoption of a resolution at a meeting of Holders of the Outstanding Securities at which a quorum is present by, not less than a majority in principal amount of the Outstanding Securities, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee or any Paying or Conversion Agent in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE XII
REDEMPTION OF SECURITIES

SECTION 12.1.    Right of Redemption.

        The Securities may be redeemed in accordance with the provisions of the form of Securities set forth in Section 2.2 at any time on or after the earlier to occur of (i) December 31, 2008 and (ii) the Sale of PawnMart.

SECTION 12.2.    Applicability of Article XI.

        Redemption of Securities at the election of the Company or otherwise, as permitted by any provision of the Securities or this Indenture, shall be made in accordance with such provision and this Article XII.

SECTION 12.3.    Election to Redeem; Notice to Trustee.

        The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of any of the Securities, the Company shall, at least forty-five (45) days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date.

SECTION 12.4.    Selection by Trustee of Securities To Be Redeemed.

        If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected by the Trustee from the Outstanding Securities not previously called for redemption, by lot, at random, or by such other method as the Trustee may deem fair and appropriate.

        If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection. The Trustee shall promptly notify the Company and each Security Registrar in writing of the securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

        For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 12.5.    Notice of Redemption.

        Notice of redemption shall be given in the manner provided in Section 1.6 to the Holders of Securities to be redeemed not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, and such notice shall be irrevocable, except that a redemption in accordance with Section 12.5(7) may be contingent upon the events described therein.

        All notices of redemption shall state:

        (1)   the Redemption Date,

        (2)   the Redemption Price, and accrued interest to the Redemption Date,

        (3)   if less than all Outstanding Securities are to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities which will be outstanding after such partial redemption,

        (4)   that on the Redemption Date the Redemption Price, and accrued interest to the Redemption Date, will become due and payable upon each such Security to be redeemed, and that interest thereon shall cease to accrue on and after said date,

        (5)   the Conversion Rate, the date on which the right to convert the Securities to be redeemed will terminate and the places where such Securities may be surrendered for conversion,

        (6)   the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, to the Redemption Date, and

        (7)   if the event giving rise to a redemption is a Sale of PawnMart prior to December 31, 2008, that the redemption is contingent on the consummation of the Sale of Pawnmart and that if the Sale of PawnMart is not consummated on or before the Redemption Date, the redemption will be null and void and the Company, the Trusee and the Holders will not have any further rights or obligations with respect to the redemption except that each Holder of Securities that converted all or any part of such Holder's Securities following notice of redemption from the Company will have the right to rescind such conversion pursuant to Section 13.2 upon the failure by the Company to so consummate the Sale of PawnMart.

        In case of a partial redemption, the notice shall specify the serial and CUSIP numbers (if any) and the portions thereof called for redemption and that transfers and exchanges may occur on or prior to the Redemption Date.

        Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name of and at the expense of the Company. Notice of redemption of Securities to be redeemed at the election of the Company received by the Trustee shall be given by the Trustee to each Paying Agent in the name of and at the expense of the Company.

SECTION 12.6.    Deposit of Redemption Price.

        On or prior to the Redemption Date, the Company shall deposit with the Trustee (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 11.3) an amount of money (which shall be in immediately available funds on such Redemption Date) sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest to the Redemption Date on, all the Securities which are to be redeemed on that date other than any Securities called for redemption on that date which have been converted prior to the date of such deposit.

        If any Security called for redemption is converted, any money deposited with the Trustee or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 3.6) be paid to the Company on Company Request or, if then held by the Company, shall be discharged from such trust.

        If the event giving rise to a redemption is a Sale of PawnMart prior to December 1, 2008, and the Sale of PawnMart is not consummated on or before the Redemption Date, any money deposited with the Trustee or so segregated and held in trust for the redemption of Securities shall (subject to any right of the Holders of such Securities or any Predecessor Securities to receive interest as provided in the last paragraph of Section 3.6) be paid to the Company on Company Request or, if then held by the Company, shall be discharged from such trust.

SECTION 12.7.    Securities Payable on Redemption Date.

        Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (except as otherwise provided in the second to the last paragraph of this Section 12.7) such Securities shall cease to bear interest. Upon surrender of any Security for redemption in accordance with said notice such Security shall be paid by the Company at the Redemption Price together with accrued and unpaid interest to the Redemption Date; provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 3.6.

        If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal amount of, and, to the extent permitted by applicable law, accrued interest on such Security shall, until paid, bear interest from the Redemption Date at a rate of 10% per annum and such Security shall remain convertible until the Redemption Price of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for; provided, however, if the event giving rise to a redemption is a Sale of PawnMart prior to December 31, 2008, and the Sale of PawnMart is not consummated on or before the Redemption Date, the redemption will be null and void and, subject to Section 12.8, the Company, the Trustee and the Holders will not have any further rights or obligations with respect to the redemption, including under this Section 12.7.

        Any Security which is to be redeemed only in part shall be surrendered at the Corporate Trust Office or an office or agency of the Company designated for that purpose pursuant to Section 11.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE XIII
CONVERSION OF SECURITIES

SECTION 13.1.    Conversion Privilege and Conversion Rate.

        Subject to and upon compliance with the provisions of this Article XIII, at the option of the Holder thereof, any Security may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company at the

Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on December 13, 2014. In case a Security or portion thereof is called for redemption at the election of the Company, such conversion right in respect of the Security, or portion thereof so called, shall expire at the close of business on the Business Day prior to the Redemption Date, unless the Company defaults in making the payment due upon redemption.

        The rate at which shares of Common Stock shall be delivered upon conversion (the "Conversion Rate") shall be initially 100 shares of Common Stock for each U.S. $1,000 principal amount of Securities. The Conversion Rate shall be adjusted in certain instances as provided in this Article XIII.

SECTION 13.2.    Exercise of Conversion Privilege.

        In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security, duly endorsed in blank, at any office or agency of the Company maintained for that purpose pursuant to Section 11.2, accompanied by a duly signed conversion notice substantially in the form set forth in Section 2.4 stating that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Each Security surrendered for conversion (in whole or in part) during the Record Date Period shall (except in the case of any Security or portion thereof which has been called for redemption on a Redemption Date occurring within such Record Date Period (including any Securities or portions thereof called for redemption on a Redemption Date that is a Regular Record Date or an Interest Payment Date, as the case may be)) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Security (or part thereof, as the case may be) being surrendered for conversion. The interest so payable on such Interest Payment Date with respect to any Security (or portion thereof, if applicable) which has been called for redemption on a Redemption Date occurring during the Record Date Period (including any Securities or portions thereof called for redemption on a Redemption Date that is a Regular Record Date or Interest Payment Date, as the case may be), which Security (or portion thereof, if applicable) is surrendered for conversion during the Record Date Period (or on the last Business Day prior to the Regular Record Date or Interest Payment Date in the case of any Security (or portion thereof, as the case may be) called for redemption on a Redemption Date or on such Regular Record Date or Interest Payment Date, as the case may be) shall be paid to the Holder of such Security as of such Regular Record Date in an amount equal to the interest that would have been payable on such Security if such Security had been converted as of the close of business on such Interest Payment Date. The interest so payable on such Interest Payment Date in respect of any Security (or portion thereof, as the case may be) which has not been called for redemption on a Redemption Date occurring during the Record Date Period, which Security (or portion thereof, as the case may be) is surrendered for conversion during the Record Date Period, shall be paid to the Holder of such Security as of such Regular Record Date in an amount equal to the interest that would have been payable on such Security if such Security had been converted as of the close of business on such Interest Payment Date. Interest payable in respect of any Security surrendered for conversion on or after an Interest Payment Date shall be paid to the Holder of such Security as of the next preceding Regular Record Date, notwithstanding the exercise of the right of conversion. Except as provided in this paragraph and subject to the last paragraph of Section 3.6, no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date next preceding the conversion date, in respect of any Security (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Common Stock issued upon conversion. The Company's delivery to the Holder of the number of shares of Common Stock (and cash in lieu of fractions thereof, as provided in this Indenture) into which a Security is convertible will be deemed to satisfy the Company's obligation to pay the principal amount of the Security.

        Subject to this Section 13.2, securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and deliver to the Trustee, for delivery to the Holder, a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 13.3.

        If a Holder converts all or any part of such Holder's Securities following a notice of redemption pursuant to Section 12.5 with respect to a date of redemption that is prior to December 31, 2008 in connection with the Sale of PawnMart, and the Sale of PawnMart is not consummated on or before the Redemption Date, the Company will (i) promptly provide notice to the Trustee and to each of the Holders of Securities that converted all or any part of such Holder's Securities following notice of redemption from the Company that the Sale of PawnMart was not consummated and (ii) permit such Holders to rescind such conversion, by delivering a rescission form accompanying the notice from the Company to the Trustee and such Holders to any office or agency of the Company maintained for that purpose and specified in the notice pursuant to Section 11.2, for a period of ten (10) days immediately following the delivery of such notice. Any such Holders of Securities who fail to so deliver a properly completed and executed rescission notice on or before the expiration of such ten (10) day period will be deemed to have elected to convert such Securities in accordance with this Article XIII.

        In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such Security to be converted is any integral multiple of U.S. $1,000 and the principal amount of such security to remain Outstanding after such conversion is equal to U.S. $1,000 or any integral multiple of $1,000 in excess thereof.

SECTION 13.3.    Fractions of Shares.

        No fractional shares of Common Stock shall be issued upon conversion of any Security or Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Closing Price Per Share at the close of business on the day of conversion.

SECTION 13.4.    Adjustment of Conversion Rate.

        The Conversion Rate shall be subject to adjustments from time to time as follows:

        (1)   In case the Company shall pay or make a dividend or other distribution on shares of Common Stock payable in shares of Common Stock or in any right to acquire shares of Common Stock for no consideration, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any dividend or distribution is not in fact paid, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

        (2)   In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

        (3)   No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (9)) would require an increase or decrease of at least one percent in such rate; provided, however, that any adjustments which by reason of this paragraph (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XIII shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

SECTION 13.5.    Notice of Adjustments of Conversion Rate.

        Whenever the Conversion Rate is adjusted as herein provided:

        (1)   the Company shall compute the adjusted Conversion Rate in accordance with Section 13.4 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent; and

        (2)   upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, and as soon as practicable after it is required, such notice shall be provided by the Company to all Holders in accordance with Section 1.6.

        Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Securities desiring inspection thereof at its office during normal business hours.

SECTION 13.6.    Notice of Certain Corporate Action.

        In case:

        (1)   the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than exclusively in cash; or

        (2)   the Company shall authorize the granting to all or substantially all of the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

        (3)   of any reclassification of the Common Stock, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Company; or

        (4)   of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 11.2, and shall cause to be provided to all Holders in accordance with Section 1.6, at least twenty (20) days (or ten (10) days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash and other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (1) through (4) of this Section 13.6. If at the time the Trustee shall not be the Conversion Agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

SECTION 13.7.    Company to Reserve Common Stock.

        The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Securities.

SECTION 13.8.    Taxes on Conversions.

        Except as provided in the next sentence, the Company will pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

SECTION 13.9.    Covenant as to Common Stock.

        The Company agrees that all shares of Common Stock which may be delivered upon conversion of Securities, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable and, except as provided in Section 12.8, the Company will pay all taxes, liens and charges with respect to the issue thereof.

SECTION 13.10.    Cancellation of Converted Securities.

        All Securities delivered for conversion shall be delivered to the Trustee or its agent to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 3.8.

SECTION 13.11.    Provision in Case of Consolidation, Merger or Sale of Assets.

        In case of any consolidation or merger of the Company with or into any other Person, any merger of another Person with or into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any conveyance, sale, transfer or lease of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then Outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 13.1, to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger, conveyance, sale, transfer or lease. Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XIII. The above provisions of this Section 13.11 shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder of each Security as provided in Section 1.6 promptly upon such execution.

        Neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities, cash or other property receivable by Holders of Securities upon the conversion of their Securities after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee upon request.

SECTION 13.12.    Responsibility of Trustee for Conversion Provisions.

        The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities, cash or other property, which may at any time be issued or delivered upon the conversion of any Security; and it or they do not make any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or securities, cash or other property upon the surrender of any Security for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article XIII.

ARTICLE XIV
SUBORDINATION OF SECURITIES

SECTION 14.1.    Securities Subordinate to Senior Indebtedness.

        The Company covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article XIV (subject to the provisions of Article V), the indebtedness represented by the Securities and the payment of the principal of, or interest on, each and all of the Securities (including, but not limited to, the Redemption Price with respect to the Securities to be called for redemption in accordance with Article XII), are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

SECTION 14.2.    No Payment in Certain Circumstances, Payment Over of Proceeds Upon Dissolution, etc.

        No payment shall be made with respect to the principal of, or interest on, the Securities (including, but not limited to, the Redemption Price with respect to the Securities to be called for redemption in accordance with Article XII), except payments and distributions made by the Trustee as permitted by Section 14.9, if a default in the payment of principal or interest (including a default under any repurchase or redemption obligation) or other amounts with respect to any Senior Indebtedness occurs and is continuing (or, in the case of Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness) unless and until such default shall have been cured or waived or shall have ceased to exist.

        The Company may and shall resume payments on and distributions in respect of the Securities upon the date upon which the default is cured or waived or ceases to exist.

        In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness in cash before the Holders of the Securities are entitled to receive any payment on account of principal of or interest on the Securities or on account of the purchase, redemption or other acquisition of Securities, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in securities, cash and other property which may be payable or deliverable in respect of the Securities in any such case, proceeding, dissolution, liquidation or other winding up or event.

        In the event that, notwithstanding the foregoing provisions of this Section 14.2, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in securities, cash or other property, before all Senior Indebtedness is paid in full, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee as provided in Section 14.9 or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

        For purposes of this Article XIV only, the words "securities, cash and other property" shall not be deemed to include shares of capital stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, which shares of stock or securities are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article XIV. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article VIII shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section 14.2 if the Person formed by such consolidation or into which the Company is merged or which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article VIII.

        In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section 14.2, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company, in the case of the Trustee, or the Trustee, in the case of such Holder.

SECTION 14.3.    Prior Payment to Senior Indebtedness Upon Acceleration of Securities.

        In the event of the acceleration of the Securities because of an Event of Default, no payment or distribution shall be made to the Trustee or any holder of Securities in respect of the principal of, or interest on, the Securities (including, but not limited to, the Redemption Price with respect to the Securities called for redemption in accordance with Article XII, except payments and distributions made by the Trustee as permitted by Section 14.9, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration, and the Trustee shall promptly notify Comerica Bank, as lender under the Credit Agreement of such acceleration, at the address set forth in the notice from such lender as being the address to which the Trustee should send its notice pursuant to this Section 14.3, unless, in each case, there are no payment obligations of the Company thereunder and all obligations thereunder to extend credit have been terminated or expired.

SECTION 14.4.    Payment Permitted If No Default.

        Nothing contained in this Article XIV or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 14.2, or during the circumstances referred to in the first paragraph of Section 14.2, or under the conditions described in Section 14.3, from making payments at any time of principal of or interest on the Securities, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of or interest on the Securities or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article XIV.

SECTION 14.5.    Subrogation to Rights of Holders of Senior Indebtedness.

        Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article XIV to the rights of the holders of such Senior Indebtedness to receive payments and distributions of securities, cash and other property applicable to the Senior Indebtedness until the principal of and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any securities, cash or other property to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article XIV, and no payments over pursuant to the provisions of this Article XIV to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

SECTION 14.6.    Provisions Solely to Define Relative Rights.

        The provisions of this Article XIV are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article XIV or elsewhere in this Indenture or in the Securities is intended to or shall (i) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (ii) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (iii) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XIV of the holders of Senior Indebtedness to receive securities, cash and other property otherwise payable or deliverable to the Trustee or such Holder.

SECTION 14.7.    Trustee to Effect Subordination.

        Each Holder of a Security by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effect the subordination provided in this Article XIV and appoints the Trustee its attorney-in-fact for any and all such purposes.

SECTION 14.8.    No Waiver of Subordination Provisions.

        No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder of any Senior Indebtedness, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

        Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article XIV or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior

Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 14.9.    Notice to Trustee.

        The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article XIV or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a Representative or a holder of Senior Indebtedness and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 14.9 prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it at least five (5) Business Days prior to such date. Only the Company or a Representative may give the notice.

        Notwithstanding anything in this Article XIV to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Section 5.1, and any such payment shall not be subject to the provisions of Section 14.2 or 14.3.

        The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a Representative or a holder of Senior Indebtedness to establish that such notice has been given by a Representative or a holder of Senior Indebtedness. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XIV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XIV, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 14.10.    Reliance on Judicial Order or Certificate of Liquidating Agent.

        Upon any payment or distribution of assets of the Company referred to in this Article XIV, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIV.

SECTION 14.11.    Trustee Not Fiduciary for Holders of Senior Indebtedness.

        The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person securities, cash or other property to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XIV or otherwise.

SECTION 14.12.    Reliance by Holders of Senior Indebtedness on Subordination Provisions.

        Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders of Senior Indebtedness unless such holders shall have agreed in writing thereto.

SECTION 14.13.    Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights.

        The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XIV with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

        Nothing in this Article XIV shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7 and the last paragraph of Section 5.2.

SECTION 14.14.    Article XIII Applicable to Paying Agents.

        In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article XIV shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XIV in addition to or in place of the Trustee; provided, however, that Section 14.13 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

SECTION 14.15.    Certain Conversions and Repurchases Deemed Payment.

        For the purposes of this Article XIV only, (i) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article XIII shall not be deemed to constitute a payment or distribution on account of the principal of or interest on Securities or on account of the redemption of Securities and (ii) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 13.3), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section 14.15, the term "junior securities" means (a) shares of any stock of any class of the Company and securities into which the Securities are convertible pursuant to Article XIII and (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article XIV. Nothing contained in this Article XIV or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the

Holders of the Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article XIII.

ARTICLE XV
HOLDERS LISTS AND REPORTS BY TRUSTEE
AND COMPANY; NON-RECOURSE

SECTION 15.1.    Company to Furnish Trustee Names and Addresses of Holders.

        The Company will furnish or cause to be furnished to the Trustee:

        (1)   semi-annually, not more than fifteen (15) days after the Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities as of such Regular Record Date, and

        (2)   at such other times as the Trustee may reasonably request in writing, within thirty (30) days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished; provided, however, that no such list need be furnished so long as the Trustee is acting as Security Registrar.

SECTION 15.2.    Preservation of Information.

        (1)   The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 15.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list, if any, furnished to it as provided in Section 15.1 upon receipt of a new list so furnished.

        (2)   After this Indenture has been qualified under the Trust Indenture Act, the rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights, and duties of the Trustee, shall be as provided by the Trust Indenture Act.

        (3)   Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 15.3.    No Recourse Against Others.

        An incorporator or any past, present or future director, officer, employee or stockholder, as such, of the Company or any subsidiary shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. Such waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 15.4.    Reports by Trustee.

        (1)   After this Indenture has been qualified under the Trust Indenture Act, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

        (2)   After this Indenture has been qualified under the Trust Indenture Act a copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

SECTION 15.5.    Reports by Company.

        After this Indenture has been qualified under the Trust Indenture Act, the Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same is so required to be filed with the Commission.

ARTICLE XVI
IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
OFFICERS AND DIRECTORS

SECTION 16.1.    Indenture and Securities Solely Corporate Obligations.

        No recourse for the payment of the principal of or interest on any Security and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

        This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

XPONENTIAL, INC.

By:

Name:

Title:

Attest:

Name:

Title:

THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A., as Trustee

By:

Name:

Title:

Attest:

Name:

Title:

SCHEDULE I

        1,000 shares of PawnMart Common Stock

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  EXHIBIT 4.1
TABLE OF CONTENTS
ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
ARTICLE II SECURITY FORMS
ABBREVIATIONS
CONVERSION NOTICE
ARTICLE III THE SECURITIES
ARTICLE IV SECURITY AND PLEDGE OF COLLATERAL
ARTICLE V SATISFACTION AND DISCHARGE
ARTICLE VI REMEDIES
ARTICLE VII THE TRUSTEE
ARTICLE VIII CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
ARTICLE IX SUPPLEMENTAL INDENTURES
ARTICLE X MEETINGS OF HOLDERS OF SECURITIES
ARTICLE XI COVENANTS
ARTICLE XII REDEMPTION OF SECURITIES
ARTICLE XIII CONVERSION OF SECURITIES
ARTICLE XIV SUBORDINATION OF SECURITIES
ARTICLE XV HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY; NON-RECOURSE
ARTICLE XVI IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS
SCHEDULE I